                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       INDUSTRI-MATEMATIK INTERNATIONAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                                     [LOGO]

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

                               901 MARKET STREET
                              WILMINGTON, DE 19801

                            ------------------------

                         NOTICE OF 1998 ANNUAL MEETING

                             ---------------------

    Please take notice that the Annual Meeting of the Shareholders of Industri-Matematik International Corp., a Delaware corporation ("Company"), will be held on October 9, 1998, at 2:00 p.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York for the following purposes:

    1. To elect five directors to serve for one-year terms;

    2. To approve the Industri-Matematik International Corp. 1998 Stock Option Plan;

    3. To ratify the appointment of Ohrlings Coopers & Lybrand AB as the Company's independent public accountants for the fiscal year ending April 30, 1999; and

    4. To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on August 12, 1998, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Marvin S. Robinson,
                                          SECRETARY

August 28, 1998

IMPORTANT: PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                     [LOGO]

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                               901 MARKET STREET
                              WILMINGTON, DE 19801

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Industri-Matematik International Corp. ("Company") for the Annual Meeting of Shareholders of the Company to be held on October 9, 1998, at 2:00 p.m., local time, at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York ("Annual Meeting"). The Company's Annual Report for the fiscal year ended April 30, 1998, a Notice of 1998 Annual Meeting, and a Proxy accompany this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by presenting at the Annual Meeting a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

    Only holders of Common Stock on August 12, 1998, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 33,087,431 shares of Common Stock, all of which are entitled to vote on all matters to be acted upon at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by him or her.

    The date of this Proxy Statement is August 28, 1998, which is the approximate date on which the Company's Annual Report, this Proxy Statement, the Notice of 1998 Annual Meeting, and Proxy are being sent to shareholders.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The Company has a five member Board of Directors. At the 1998 Annual Meeting all five directors are to be elected to terms expiring at the 1999 Annual Meeting or until their successors are duly elected and qualified.

    The Board of Directors of the Company has nominated each of the current directors, Stig G. Durlow, Jeffrey A. Harris, William H. Janeway, Martin Leimdorfer, and Geoffrey W. Squire, to be re-elected at the Annual Meeting. The proxy holders intend to vote each proxy received by them for the election of the named nominees unless otherwise instructed on the proxy card. The Company is not aware of any circumstances which will cause any nominee to be unable or to decline to serve as a director. In the event that a nominee for director becomes unavailable, becomes unable to serve, or declines to serve, it is intended that votes pursuant to the proxies will be cast for such substitute nominee as may be nominated by the Board of Directors.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect each director, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

    The following table sets forth the names and ages of the current directors, each of whom is also a nominee for director, and the year during which each individual began serving as a director of the Company.

                                                                                                        SERVED AS DIRECTOR
                                                                                               AGE      OF THE COMPANY FROM
                                                                                               ---      -------------------
Stig G. Durlow...........................................................................          48             1996
Jeffrey A. Harris........................................................................          42             1995
William H. Janeway.......................................................................          55             1995
Martin Leimdorfer........................................................................          62             1995
Geoffrey W. Squire.......................................................................          51             1996

    Set forth below are biographical summaries of the directors, including descriptions of their principal occupations. (References to IMAB are to Industri-Matematik AB, a Swedish corporation formed in 1967 which is a predecessor to, and now a subsidiary of, the Company.)

    Stig G. Durlow joined IMAB as Vice President, Nordic Operations in 1994 and in February 1995, was elected President and Chief Executive Officer of IMAB, and on formation of the Company on May 1, 1995, of the Company. Mr. Durlow has served as a director of the Company and as Chairman of the Board since May 1996. Prior to joining the Company, Mr. Durlow held various sales and marketing positions at IBM. In 1991 he became the Director of Systems Strategies for IBM Europe in Paris and thereafter he was responsible for IBM's Industrial Sector in the Nordic countries as well as for IBM's Public Sector in Sweden. Mr. Durlow is a member of the Compensation Committee.

    Jeffrey A. Harris has served as a director of IMAB since 1991 and of the Company since its formation in 1995. Mr. Harris has been a Managing Director of E.M. Warburg, Pincus & Co., LLC ("E.M. Warburg") since 1988, where he has been employed since 1983. Mr. Harris is a director of Comcast UK Cable Partners Limited, Knoll, Inc., ECsoft Group plc, and several privately held companies. Mr. Harris is a member of the Audit Committee and the Compensation Committee.

    William H. Janeway has served as a director of IMAB since 1991 and of the Company since its formation in May 1995. Mr. Janeway has been a Managing Director of E.M. Warburg since 1988 and is head of its High Technology Investment Group. Mr. Janeway is a director of BEA Systems, Inc., Indus International, Inc., Vanstar Corporation, VERITAS Software Corporation, and several privately held companies.

    Martin Leimdorfer founded IMAB in 1967 and was its President and Chief Executive Officer from 1967 to 1995. Dr. Leimdorfer has been a director of IMAB since its formation and of the Company since its formation in May 1995. Dr. Leimdorfer is a member of the Royal Swedish Academy of Engineering Sciences and serves on the boards of the Swedish Trade Council and the Swedish Institute for Industrial and Economics Research. Dr. Leimdorfer is a member of the Audit Committee and the Compensation Committee.

    Geoffrey W. Squire has served as a director of IMAB since 1994 and of the Company since May 1996. Mr. Squire is a director and the co-Chairman of the Board and the Executive Vice President for Worldwide Operations of VERITAS Software Corporation, a storage management software company. Mr. Squire served at various positions at Oracle Corporation from 1984, eventually being appointed in 1992 to Oracle's five-person Executive Committee with responsibility as Chief Executive, International Operations. Mr. Squire joined OpenVision Technologies, Inc. in 1994 and was its Chief Executive Officer from July, 1995, through April, 1997, when it merged with VERITAS Software Corporation. Mr. Squire is a member of the Audit Committee.

    There is no family relationship between any director or executive officer of the Company. During the 1998 fiscal year, the Board of Directors held a total of seven meetings, and all directors attended all of the meetings.

                           COMPENSATION OF DIRECTORS

    Non-employee directors are paid $10,000 per year plus $1,000 for each board meeting they attend. The Company does not pay additional amounts for committee participation. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending the meetings of the Board of Directors and committees thereof. Non-employee directors are eligible to receive options under the Company's Stock Option Plan.

                                   COMMITTEES

    The Audit Committee consists of Messrs. Harris and Squire and Dr. Leimdorfer. The Audit Committee, among other things, reviews the internally prepared quarterly and annual financial statements, makes recommendations to the Board of Directors regarding the selection of independent public accountants, and reviews the result and scope of the audit and other services provided by the Company's independent public accountants. The Compensation Committee, which consists of Messrs. Durlow and Harris and Dr. Leimdorfer, administers the Company's Stock Option Plan and Restricted Stock Program and makes recommendations concerning salaries and incentive compensation for executive officers of the Company. The Audit Committee and Compensation Committee each met on an informal basis at various times during the last fiscal year.

    The Company does not have a Nominating Committee, and nominations for directors are made by the entire Board of Directors.

           COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    During the last fiscal year, Mr. Durlow, the President, Chairman, and Chief Executive Officer of the Company, was a member of the Compensation Committee. Mr. Durlow took no part in any recommendation made by the Compensation Committee to the Board of Directors concerning himself. During the last fiscal year, Mr. Harris, a former Secretary of the Company, and Dr. Leimdorfer, a former President of the Company, were also members of the Compensation Committee.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains information regarding the ownership of the Common Stock of the Company as of August 17, 1998, by each director of the Company, each of the current executive officers named in the Summary Compensation Table on page 6, and all current directors and executive officers of the Company as a group:

                                                                                                NUMBER OF SHARES
                                                                                                  BENEFICIALLY      PERCENT
NAME OF BENEFICIAL OWNER                                                                            OWNED (1)       OF CLASS
----------------------------------------------------------------------------------------------  -----------------   --------
Stig G. Durlow................................................................................            565,000(2)    1.7
John P. Geraci, Jr............................................................................             70,000        *
Jeffrey A. Harris.............................................................................         12,287,502(3)   37.1
William H. Janeway............................................................................         12,295,252(3)   37.2
Carl Joelsson.................................................................................             86,000(2)      *
Martin Leimdorfer.............................................................................          3,067,017      9.3
Mats Lillienberg..............................................................................            190,000(2)      *
Lars-Goran Peterson...........................................................................            232,000(2)      *
Geoffrey W. Squire............................................................................             30,000(4)      *
All executive officers and directors as a group (11 persons)..................................         16,600,016(3)(4)   50.1

------------

*   Less than 1%.

(1) Beneficial ownership is based on 33,087,431 outstanding shares of Common Stock as of August 17, 1998. In computing the number of shares beneficially owned and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of Common Stock which may be acquired presently or within the next 60 days by exercise of options, conversion, or otherwise are included.

(2) Represents shares purchased pursuant to the Restricted Stock Program (see page 9).

(3) Includes 12,282,752 shares owned of record by Warburg Pincus Investors, LP ("Warburg") which are included because of Mr. Janeway's and Mr. Harris's affiliation with Warburg (see footnote 1 to the chart which follows). Messrs. Janeway and Harris disclaim beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein.

(4) Includes 30,000 shares subject to options exercisable currently or within the next 60 days.

    Except for Martin Leimdorfer, whose mailing address is P.O.B. 71, Waterville, NH 03215, the Company knows of no beneficial owner of more than 5% of its outstanding Common Stock as of August 17, 1998, except as follows:

                                                                                  NUMBER OF SHARES
                                                                                    BENEFICIALLY       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                    OWNED         OF CLASS
--------------------------------------------------------------------------------  -----------------  -----------
Warburg Pincus Investors, LP (1)................................................       12,282,752          37.1
  466 Lexington Avenue, 10th Floor
  New York, NY 10017

FMR Corp. (2)...................................................................        4,923,900          14.9
  82 Devonshire Street
  Boston, MA 02109

------------------------

    (1)The sole General Partner of Warburg is Warburg, Pincus & Co. ("WP"), a New York general partnership. E. M. Warburg, Pincus & Co. LLC ("EMWP & Co."), a New York limited liability company, manages Warburg. The members of EMWP & Co. are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMWP & Co. and may be deemed to control both WP and EMWP & Co. WP has a 20% interest in the profits of Warburg. Mr. Janeway and Mr. Harris, directors of the Company, are Managing Directors of EMWP & Co. and General Partners of WP. As such, Mr. Janeway and Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by Warburg and WP.

    (2)Based upon the amended Schedule 13D filed August 18, 1998, with the Securities and Exchange Commission, FMR Corp. is a holding company one of whose principal assets is the capital stock of a wholly-owned subsidiary, Fidelity Management & Research Company, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. An amended
       Schedule 13D was also filed on August 18, 1998, with respect to these shares by Fidelity International Limited, located at Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, an investment advisor.

                               EXECUTIVE OFFICERS

    In addition to Mr. Durlow, the Executive Officers of the Company include Per-Olof Ekholtz, John P. Geraci, Jr., Carl Joelsson, Mats Lillienberg, Lars-Goran Peterson, and Marvin S. Robinson.

    Per-Olof Ekholtz, age 50, became an Executive Officer of the Company in June, 1997, and he is currently Vice President-Product Marketing. Mr. Ekholtz joined IMAB in its sales and marketing department in 1992.

    John P. Geraci, Jr., age 46, joined the Company in March, 1998. Prior to joining the Company, Mr. Geraci was a partner at The Complex Sale, where he provided sales consulting and training from 1995 to 1998, from 1993 to 1995 he was the Chief Operating Officer at Blessing/White Inc., a human resource training Company, and prior to that Mr. Geraci held various management positions at Management Science America, Inc., an applications software company, for ten years. Mr. Geraci is currently the Company's Senior Vice President--Worldwide Sales and Marketing and President--Americas.

    Carl Joelsson, age 54, joined IMAB in 1988 as President of Industri-Matematik Projektledning AB, a subsidiary of IMAB and an indirect subsidiary of the Company, which provides implementation services and support for the Company's customers. Mr. Joelsson was also the project leader for developing System ESS and installing the system at Ahlsell AB. Mr. Joelsson is currently Senior Vice President-Worldwide Service and Support.

    Mats Lillienberg, age 37, joined IMAB in 1984 as a System Analyst responsible for development of enhancements to System ESS products and is currently Senior Vice President-Product Development.

    Lars-Goran Peterson, age 53, joined IMAB in 1992 as a Business Unit Manager and became its Chief Financial Officer in January, 1994. From 1982 to 1992, Mr. Peterson was the Chief Financial Officer of AB Calvert & Co., a wholesale distributor of tube and steel. Mr. Peterson is currently Senior Vice President-Finance and Chief Financial Officer of the Company.

    Marvin S. Robinson, age 65, became the Secretary of the Company in October 1997. He has been a practicing attorney for more than the past five years and is a member of Tannenbaum Dubin & Robinson, LLP, which has been counsel to the Company since its inception. Mr. Robinson also has been a director, Vice President--General Counsel and Secretary of Garan, Incorporated, an American Stock Exchange listed apparel manufacturer which is not engaged in business with the Company, for more than the past five years.

    It is anticipated that all executive officers will be re-elected after the Annual Meeting.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years ended April 30, 1998, 1997, and 1996, the compensation paid to or earned by the Company's Chief Executive Officer, the Company's four other most highly compensated executive officers whose salary and bonus on an annual basis exceeded $100,000 for services rendered to the Company during the fiscal year ended April 30, 1998, and one former executive officer who would have been included in the table as one of the Company's most highly compensated executive officers had he been serving in such capacity on April 30, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                               COMPENSATION
                                                                  AWARDS
                                        ANNUAL            ----------------------
                                    COMPENSATION(1)       RESTRICTED  SECURITIES         ALL
                                 ---------------------      STOCK     UNDERLYING        OTHER
NAME AND                   FISCAL  SALARY     BONUS       PURCHASES    OPTIONS       COMPENSATION
PRINCIPAL POSITION         YEAR    ($)         ($)        (#)(2)(3)     (#)(2)           ($)
-------------------------  ----  --------  -----------    ---------   ----------     ------------
Stig G. Durlow             1998   275,021      130,701(4)  100,000                       70,135  (5)(6)
Chairman, President,       1997   225,000      183,284(4)                                50,912  (5)(6)
and Chief Executive        1996   187,579       86,214(4)  600,000                       49,027  (5)(6)
Officer

John P. Geraci, Jr.        1998    30,691(7)                            275,000
Senior Vice President-
Worldwide Sales
and Marketing and
President-Americas

Carl Joelsson              1998   112,032       46,972(4)   50,000                       16,128  (5)(6)(8)
Senior Vice President-     1997   109,000       29,306(4)                                18,114  (5)(6)(8)
Worldwide Service and      1996    91,400       21,565(4)   60,000                       18,114  (5)(6)(8)
Support

Mats Lillienberg           1998    92,750       23,402(4)   50,000                        6,314  (5)(6)(8)
Senior Vice President-     1997    95,800       26,444(4)                                 7,117  (5)(6)(8)
Product Development        1996    78,300                  180,000                        7,214  (5)(6)(8)

Lars-Goran Peterson        1998   113,827       28,621(4)  100,000                               (6)(8)
Senior Vice President-     1997   113,200       52,886(4)                                        (6)(8)
Finance and Chief          1996   101,353                  192,000                               (6)(8)
Financial Officer

David J. Simbari (9)       1998   195,956      376,791                   50,000           6,293  (11)
Senior Vice President-     1997   200,000      211,449                                    6,771  (11)
Worldwide Sales            1996   200,000      203,652                  450,000 (10)      4,213  (11)
and Marketing

---------------
(1) Amounts paid in foreign currency have been converted into U.S. dollars with respect to salaries at the average exchange rate in effect during each fiscal quarter, and with respect to bonuses and pension contributions at the average exchange rate in effect during each fiscal year.

(2) Adjusted to give effect to the three-for-one stock split effective July
    1996.

(3) Represents shares of Common Stock purchased under the Company's Restricted Stock Program for which the named executives incurred indebtedness to the Company (see page 9). As of the end of the last fiscal year, the number and value (calculated on the basis of the market price less the consideration) of such shares of Common Stock held by the named executive officers was: Mr. Durlow, 565,000 shares, $10,158,750; Mr. Peterson, 232,000 shares,
    $3,460,500; Mr. Joelsson, 86,000 shares, $1,122,750; and Mr. Lillienberg,
    190,000 shares, $3,228,750.

(4) Includes amounts earned with respect to the specified fiscal year but not paid until the next fiscal year.

(5) Represents a private supplementary pension contribution.

(6) See page 8, "Employment Agreements", for a summary of the terms of the various employment agreements.

(7) Mr. Geraci joined the Company on March 16, 1998, at an annual salary of $240,000.

(8) Excludes pension contributions made on behalf of these executive officers pursuant to a plan administered by a Swedish national organization. See page 10, "Employee Benefit Plans".

(9) Mr. Simbari's employment with the Company terminated on March 6, 1998, and all of his unvested options lapsed.

(10) A total of 600,000 options were granted to Mr. Simbari on May 1, 1995, some of which were conditioned on the Company achieving certain fiscal sales targets. 75,000 of such options lapsed prior to vesting on April 30, 1996, and 75,000 of such options lapsed prior to vesting on April 30, 1997, when sales targets were not met.

(11) Represents matching contributions made by the Company pursuant to its 401(k) plan.

                       STOCK OPTION GRANTS IN FISCAL 1998

    The following table sets forth information regarding options to purchase shares of the Company's Common Stock granted to the Company's executive officers during fiscal 1998 other than pursuant to the Company's Employee Stock Purchase Plan (see page 9). The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                    NUMBER OF         PERCENT OF                                     POTENTIAL REALIZABLE VALUE
                    SECURITIES       TOTAL OPTIONS     EXERCISE                      AT ASSUMED ANNUAL RATES OF
                UNDERLYING OPTIONS    GRANTED TO         PRICE      EXPIRATION        STOCK PRICE APPRECIATION
NAME                 GRANTED         EMPLOYEES (%)   PER SHARE ($)     DATE            FOR OPTION TERM (1)($)
--------------  ------------------  ---------------  -------------  -----------  ----------------------------------
                                                                                   FIVE PERCENT      TEN PERCENT
                                                                                 ----------------  ----------------
John P.
 Geraci, Jr.           258,750(2)           44.8           24.75      03/04/08        4,026,150         10,218,038
John P.
 Geraci, Jr.            16,250(2)            2.8          31.125      03/15/08          318,094            806,081
David J.
 Simbari                50,000(3)            8.6          15.375      07/20/07          483,250          1,225,250

------------

(1) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the rates shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) All options would have become exercisable in 20% annual increments commencing March 16, 1999. However, on May 18, 1998, all of Mr. Geraci's options were cancelled and 275,000 new options were granted to him at an exercise price of $14.875 per share, representing the market value of the stock on that date, which options become exercisable in 20% annual increments commencing March 16, 1999, and expire on May 17, 2008.

(3) Options would have become exercisable in 20% annual increments commencing July 21, 1998. However, Mr. Simbari's employment with the Company terminated on March 6, 1998, and all of his unvested options lapsed.

               RESTRICTED STOCK PROGRAM PURCHASES IN FISCAL 1998

    The following table sets forth information regarding purchases of the Company's Common Stock by the named executive officers pursuant to the Company's Restricted Stock Program (see page 9) during fiscal 1998.

                                                                   DATE OF   NUMBER OF SHARES    PURCHASE PRICE
NAME                                                              PURCHASE       PURCHASED             ($)
----------------------------------------------------------------  ---------  -----------------  -----------------
Stig G. Durlow                                                     08/26/97         100,000            14.375
Lars-Goran Peterson                                                08/26/97         100,000            14.375
Carl Joelsson                                                      08/26/97          50,000            14.375
Mats Lillienberg                                                   08/26/97          50,000            14.375

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING                    VALUE OF UNEXERCISED
                                SHARES          VALUE             UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON      REALIZED          AT FISCAL YEAR END (#)             FISCAL YEAR END ($)(1)
NAME                         EXERCISE (#)       ($)(1)         EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
---------------------------  -------------  --------------  --------------------------------  ----------------------------------
David J. Simbari...........      351,000       7,224,236                0                0             N/A               N/A
John P. Geraci, Jr. .......          N/A             N/A                0          275,000             N/A               N/A

---------------

(1) Market value of the underlying securities at exercise date or year-end, as the case may be, minus the exercise price. No in-the-money options were held by any executive officer at fiscal year-end.

    During the last fiscal year, a total of 259,000 shares which had been purchased pursuant to the Restricted Stock Program were sold by executive officers named in the Summary Compensation Table on page 6. The number of shares sold and the gain (sales price less purchase price) for each individual are as follows: Mr. Durlow, 135,000 shares sold, $2,683,031 gain; Mr. Joelsson, 24,000 shares sold, $303,163 gain; Mr. Lillienberg, 40,000 shares sold, $763,913 gain; and Mr. Peterson, 60,000 shares sold, $1,122,662 gain.

                             EMPLOYMENT AGREEMENTS

    The Company is party to an employment agreement with Mr. Durlow, amended and restated as of May 1, 1996, which provides for an annual salary and bonus based upon the Company's revenues and profitability. The agreement also includes change of control provisions and provides for reimbursement for housing expenses while Mr. Durlow is resident in the United States. The Company also makes a supplementary pension contribution for Mr. Durlow. The Company is party to an Employment Agreement dated March 16, 1998, with Mr. Geraci which expires on April 30, 2000. The agreement provides for an annual salary and a bonus based upon the revenues and profitability of the Company. The Company is party to employment agreements with its Swedish based executive officers named in the Summary Compensation Table on page 6 which provide for an annual salary and bonus and include other provisions that are customary in the Swedish labor market. The agreements with Messrs. Joelsson and Lillienberg also provide for supplementary pension contributions. Each of the executive officers referred to above also is entitled to an automobile allowance.

                              CERTAIN TRANSACTIONS

    During the last fiscal year, in connection with the Company's secondary public offering, 4,030,625 shares owned by Warburg, 35,000 shares owned by Mr. Durlow, 15,000 shares owned by Mr. Peterson, 15,000 shares owned by Mr. Simbari, and 10,000 shares owned by Mr. Lillienberg were registered and sold to the public. The selling shareholders received $19.075 per share (the offering price net of the underwriters' discount) for their shares.

    With respect to the last fiscal year, the Company and its subsidiaries paid a total of $546,927 in legal fees to the law firm of Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member.

                               STOCK OPTION PLAN

    In May 1995, the Company adopted the Industri-Matematik International Corp. Stock Option Plan ("Stock Option Plan"), pursuant to which 3,000,000 shares of Common Stock (after adjustment for the three-for-one stock split effective July
1996) were reserved for issuance upon exercise of options granted to key employees, members of the Company's Board of Directors, consultants, and other advisors of the Company. The Stock Option Plan provides for grants of incentive stock options to key employees (including officers and employee directors) and non-statutory stock options for members of the Board of Directors, consultants, and other advisors of the Company who are not employees of the Company. The Stock Option Plan is administered by the Compensation Committee which determines recipients (in certain instances based upon the recommendation of the Chief Executive Officer) and types of awards to be granted, including the exercise price, number of shares subject to the award, vesting, and other conditions.

    During the fiscal year ended April 30, 1998, options to purchase a total of 577,500 shares were granted at an average exercise price of $20.74 per share, and as of April 30, 1998, options to purchase 1,706,519 shares of Common Stock remained available for future grant. The Stock Option Plan will terminate April 30, 2005, unless terminated sooner by the Board of Directors.

                            RESTRICTED STOCK PROGRAM

    In May 1995, the Company instituted a restricted stock program ("Restricted Stock Program") pursuant to which shares of the Company's Common Stock may be purchased by certain key employees of the Company resident in Sweden in exchange for non-recourse promissory notes. The shares are issued through a wholly owned subsidiary of the Company, Software Finance Corporation ("SFC"). Principal on the promissory notes is due either nine or ten years after issuance with interest being due and payable annually.

    Under the terms of the Restricted Stock Program, SFC has an option to repurchase the shares issued to each employee so long as SFC pays an annual option price. The exercise price to be paid by SFC upon exercise of a purchase option is fair market value, provided that if the option to purchase is exercised prior to the end of a stated period, the exercise price is the initial purchase price for a percentage of the shares after the first anniversary of the option agreement, decreasing by 20% each subsequent year, until the exercise price is fair market value. The annual option price is substantially equal to the interest due on the non-recourse promissory note.

    SFC has the right and obligation to apply against the payment of any principal due on the promissory note any amounts payable by SFC to the recipient of the shares as the exercise price under the Option Agreement. The Company has the ability to prevent the recipients from selling the purchased securities. The Company has not recognized any compensation expense in respect of the restricted stock in its statements of operations since the purchase price of the restricted stock did not differ from the estimated fair market value of the Common Stock on the date of issuance. The restricted stock shares issued under this program and any dividends paid are subject to a pledge and security interest held by SFC.

    During fiscal 1998, a total of 325,000 shares of Common Stock were purchased pursuant to the Restricted Stock Program at an average price of $14.375 per share.

                          EMPLOYEE STOCK PURCHASE PLAN

    In February, 1997, the Board of Directors adopted the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan ("ESPP") and reserved 600,000 shares of the Company's Common Stock for issuance thereunder. The ESPP was approved by the Company's shareholders at the 1997 Annual Meeting. The purpose of the ESPP is to promote the success and enhance the value of the Company by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock through payroll deductions at a discount from market value. The ESPP is administered by a Plan Administrator appointed by the Board of Directors, currently Lars-Goran Peterson, the Company's Senior Vice President-Finance and Chief Financial Officer.

    Employees contribute to the ESPP through payroll deductions. On the last day of each accrual period, each participating employee's payroll deductions are used to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (i) the market value of the Common Stock on the first business day of the purchase period or (ii) the market value of the Common Stock on the last business day of the accrual period. Each employee may purchase up to 500 shares of Common Stock in each accrual period, and no employee may invest more than $21,250 in Common Stock through the ESPP in any calendar year. During the last fiscal year, a total of 263,685 shares were purchased pursuant to the ESPP at an average price of $5.65 per share.

                             EMPLOYEE BENEFIT PLANS

    The Company provides retirement benefits for substantially all employees in the United States and in foreign locations. In the United States, the United Kingdom, and The Netherlands the Company sponsors defined contribution plans. During the last fiscal year, the Company's French subsidiary established a defined benefit plan. The Company's Swedish subsidiary, IMAB, has a supplemental defined contribution plan for certain key management. IMAB also participates in several pension plans (non-contributory for employees), which cover substantially all employees of its Swedish operations. The plans are administered by a national organization, Pensionsregistreringsinstitutet, in which most companies in Sweden participate. The level of benefits and actuarial assumptions are established by the national organization and, accordingly, IMAB may not change benefit levels or actuarial assumptions.

             SECTION 16(a) BENEFICAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, other than Messrs. Durlow, Ekholtz, Joelsson, Lillienberg, and Peterson, who failed to report in a timely fashion purchases pursuant to the Restricted Stock Program, the Company believes that there was compliance with all filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The duty of the Compensation Committee is to set and administer policies for the Company's compensation programs, which include base and incentive pay plans for executive officers, stock option and employee stock purchase plans, and certain other employee benefit plans. The Committee is comprised of three members of the Board of Directors: Messrs. Durlow and Harris and Dr. Leimdorfer.

    The Compensation Committee of the Board of Directors is directly responsible for making recommendations relating to Mr. Durlow, the Company's President, Chairman, and Chief Executive Officer, and the Company's other executive officers although the Compensation Committee relies upon the recommendations of Mr. Durlow with respect to the executive officers other than himself. The Compensation Committee also is responsible for administering the Company's Stock Option Plan and Restricted Stock Program. All action taken by the Compensation Committee with respect to the executive officers is ratified by the Board of Directors. Mr. Durlow abstains from any action taken by the Compensation Committee regarding himself.

    The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

    The principal policy of the Compensation Committee relating to compensation of the executive officers is to take into account the operating results of the Company as a whole while recognizing the particular contributions of individual officers in attaining specific or overall financial goals and in carrying out their assigned functions. Base salaries are determined by evaluating the responsibilities associated with each officer's respective position and his skills and experience in comparison to salaries paid in the marketplace to others with comparable skills and experience. Bonuses, if paid, are determined on a yearly basis based upon the performance of the Company measured against the Company's operating budget or other performance goals and of the individual in that year unless based upon other compensation formulas set forth in written agreements.

    In particular, Mr. Durlow's performance is considered to be reflected in the performance of the Company as a whole and he receives a fixed base salary plus contingent compensation based upon a formula taking into account the Company's revenues and profitability in each fiscal year as a percentage of the Company's targeted performance. His compensation in the 1998 fiscal year was calculated in accordance with his Amended and Restated Employment Agreement.

                                          Compensation Committee

                                          Stig G. Durlow
                                          Jeffrey A. Harris
                                          Martin Leimdorfer

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq United States and Foreign Stock Index and the Nasdaq Computer and Data Processing Stock Index for the period commencing September 26, 1996, and ending on April 30, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                Company Common Stock   Nasdaq US & Foreign Stock Index   Nasdaq Computer & Data Processing Stock Index
26-Sep-96                    $100.00                           $100.00                                         $100.00
30-Apr-97                     $88.09                           $102.35                                         $108.75
30-Apr-98                    $211.90                           $152.68                                         $169.64

    Cumulative total shareholder returns assume that $100 was invested on September 26, 1996, at the closing sales price in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns. The Nasdaq United States and Foreign Stock Index and the Nasdaq Computer and Data Processing Stock Index were prepared by the Center for Research in Security Prices.

             APPROVAL OF THE INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                             1998 STOCK OPTION PLAN
                             (ITEM 2 ON PROXY CARD)

    Shareholders are asked to approve the Industri-Matematik International Corp. 1998 Stock Option Plan ("Plan") for selected employees and selected non-employee members of the Board of Directors, consultants, and other advisors of the Company and its subsidiaries. The purpose of the Plan is to attract and retain individuals of exceptional skill and to provide these individuals with an increased incentive to contribute to the future success and prosperity of the Company, thereby enhancing the value of the Common Stock for the benefit of the shareholders. The Board of Directors has authorized 3,000,000 shares of Common Stock for grant under the Plan, subject to adjustment to avoid dilution by stock splits, stock dividends, and the like.

SUMMARY OF THE PLAN:

    The following is a brief summary of the terms of the Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Plan set forth in Exhibit A to this Proxy Statement.

    Options granted under the Plan ("Options") may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or options that are not ISOs ("Non-ISOs"). The purchase price of a share of Common Stock ("Exercise Price") under an Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted.

    The Plan will be administered by the Compensation Committee of the Board of Directors, which presently consists of Messrs. Durlow and Harris and Dr. Leimdorfer. The Compensation Committee has full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities that it believes reasonable and proper. Subject to the provisions of the Plan and the right of the Board of Directors to give specific directions as to the grant of options, the Compensation Committee determines in its discretion which of the key employees and non-employee members of the Board, consultants, or other advisors of the Company or any of its subsidiaries will be granted Options ("Optionee"), provided that if authorized by the Board, the Committee may delegate to an individual member of the Committee or an officer of the Company the discretion to determine, in accordance with guidelines established by the Board, which individuals will be granted options. At the direction of the Board, the Committee has delegated such authority to Mr. Durlow, the Company's Chief Executive Officer. Key employees will comprise those who contribute to the management, direction, and/or success of the Company.Non-employee Optionees will comprise members of the Board of Directors, consultants, or other advisors who, while not employees of the Company, have an ongoing relationship with the Company and make significant contributions to the overall success of the Company. Subject to the provisions of the Plan, the Compensation Committee determines in its discretion the number of shares of Common Stock subject to option under any such Options, the dates after which Options may be exercised in whole or in part (which shall be no later than the day preceding the tenth anniversary of the date of grant), whether Options shall be ISOs or Non-ISOs, and other terms and conditions of the Options. No ISO may be granted to any Optionee who is not an employee of the Company or any of its subsidiaries on the date of grant, and to the extent the fair market value at the date of grant of Common Stock subject to an Option which is exercisable for the first time in any calendar year exceeds $100,000, such excess portion of the Option may not be treated as an ISO.

    The Compensation Committee, in its sole discretion, may at any time, with the consent of the Optionee, cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of shares of Common Stock and at a lower Exercise Price.

    Subject to the provisions of the Plan, an Option or portion thereof may be exercised by written notice to the Company accompanied by full payment of the Exercise Price in cash or cash equivalents, through the delivery of shares of Common Stock with an aggregate fair market value on the date of exercise equal to the Exercise Price, or by any combination of the above methods of payment, together with payment or arrangement for payment of any Federal income tax required to be withheld by the Company, if any. The Committee also may permit an Optionee to pay the Exercise Price by authorizing a third party to sell the shares of Common Stock acquired upon the exercise on condition that such third party remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price and any required tax withholding. The Compensation Committee will determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and will impose such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

    At or after the grant of an Option, the Compensation Committee also may grant stock appreciation rights as an alternate means for an Optionee to exercise an Option or a designated portion thereof. A stock appreciation right with respect to an Option or portion thereof is a right to receive an amount, payable in cash and/or shares of Common Stock in the discretion of the Compensation Committee, having a market value on the date of exercise equal to the product of (a) the excess of the fair market value of a share of Common Stock on the date of exercise over the Exercise Price of such share of Common Stock and (b) the number of shares of Common Stock that the Optionee would have received had such Option or portion thereof been exercised through the purchase of shares of Common Stock at such Exercise Price.

    At or after the grant of an Option, the Compensation Committee in its discretion may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee limited rights. A limited right with respect to an Option or portion thereof is the right to receive an amount in cash equal in value to the excess over the Exercise Price specified in the related Option, of the higher of (a) the highest price per share of Common Stock paid or offered in any transaction related to a Change of Control (as defined below) of the Company or (b) the highest fair market value per share of Common Stock at any time during the 60-day period preceding a Change of Control, such excess to be multiplied by the number of shares of Common Stock in respect of which the limited right is exercised. Generally, limited rights only may be exercised within the 30-day period following a Change of Control. However, limited rights are not exercisable by any Optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act") during the first 6 months after the grant of the limited right. In the event a Change of Control occurs within 6 months of the date of grant of a limited right, the 30-day exercise period for an Optionee who is subject to Section 16(b) of the Exchange Act shall be deemed to commence on the first day following such 6 month period.

    Under the Plan, a Change of Control is deemed to take place under four different circumstances: (a) the individuals who are directors on August 19, 1998, or successor directors who have been so designated by a majority of such directors ("Continuing Directors"), no longer constitute at least a majority of the Company's Board of Directors, (b) any person or group of persons (as defined in Rule 13d-5 under the Exchange Act), together with its affiliates, through transactions not approved by the Continuing Directors who constitute a majority of the Board of Directors becomes the beneficial owner, directly or indirectly, of at least 40% of the Company's then outstanding Common Stock (including Common Stock owned prior to August 19, 1998) (c) the approval by the Company's shareholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute at least a majority of the directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation, and such surviving corporation (and such parent, if any) shall have at least five directors, or (d) at least a majority, all of whom shall be Continuing Directors, of the Directors in office immediately prior to any other action proposed to be taken by the Company's shareholders or by the Company's Board of Directors determines that such proposed action, if taken, would constitute a Change of Control of the Company and such proposed action is thereafter taken.

    Each Option is non-transferable during the lifetime of the Optionee. If an Optionee's employment with the Company or a subsidiary is terminated by the Company for cause or the service of the Optionee as a member of the Board of Directors, consultant, or other advisor is terminated for conduct constituting cause, each unexercised Option will expire on the date of cessation of employment or service as a director, consultant, or other advisor. If the Optionee's employment with the Company or a subsidiary or the Optionee's service as a director, consultant, or other advisor terminates for any reason other than for cause, each Option remains exercisable, to the extent it was exercisable at the time of cessation of employment or service as a director, consultant, or other advisor, until the earliest of: (a) the termination date under the Plan,
(b) the death of the Optionee, or such later date not more than six months after the death of the Optionee as the Compensation Committee, in its discretion, may provide, (c) the date two months after cessation of the Optionee's employment or service as a director, consultant, or other advisor by reason of retirement or if the Optionee's employment or service as a director, consultant, or other advisor is terminated by the Company other than for cause, (d) the date six months after cessation of the Optionee's employment or service as a director, consultant, or other advisor by reason of disability, and (e) the date one month after the cessation by the Optionee of his employment or service as a director, consultant, or other advisor other than by reason of retirement, disability, or death. If the Optionee dies while employed by the Company or any of its subsidiaries or while serving as a member of the Board of Directors, consultant, or other advisor each Option may be exercised by the Optionee's heirs or legal representatives until six months after the Optionee's death or, if earlier, the termination date of the Option.

    The Board of Directors may suspend, amend, or terminate the Plan in whole or in part. No amendment may be made without approval of the shareholders, however, which would: (a) materially modify the eligibility requirements for receiving Options, (b) materially increase the total number of shares of Common Stock which may be issued pursuant to Options, except as permitted under the Plan, or
(c) materially increase in any other way the benefits accruing to Optionees. Furthermore, no amendment, suspension, or termination of the Plan, without the consent of the Optionee, may impair any of the rights or obligations under any Option previously granted to an Optionee under the Plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES:

    ISOS. Under present law, neither the grant nor the exercise of an ISO will result in taxable income to the Optionee, and the Company will not be entitled to receive a Federal income tax deduction at the date of grant or exercise. However, the difference between the Option exercise price and the fair market value of the shares of Common Stock at the time the Option is exercised is generally an item of tax preference for the Optionee.

    If the Optionee does not sell the shares of Common Stock acquired upon exercise of the Option within either (a) two years after the date of the grant of the Option or (b) one year after the date of exercise, a subsequent sale of the shares of Common Stock at a price different than the Option Price will be taxed as long-term capital gain or long-term capital loss, as the case may be. If the Optionee, within either of the above periods, disposes of shares of Common Stock acquired upon exercise of the Option, the Optionee will generally recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the Optionee on such disposition or (ii) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. In such event, the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income by the Optionee. Any gain in excess of such amount recognized by the Optionee as ordinary income or any loss will be taxed as a long-term or short-term capital gain or loss, as the case may be (subject to the holding period requirements for long-term or short-term capital gain or loss treatment).

    NON-ISOS. Under present law, the grant of a Non-ISO under the Plan will not cause the Optionee to realize taxable income upon such grant nor will the Company receive a Federal income tax deduction at such time. Upon exercise of a Non-ISO, the Optionee will generally realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares of Common Stock. Upon a subsequent sale of the shares of Common Stock, the Optionee will recognize short-term or long-term gain or loss, as the case may, be depending upon the Optionee's holding period for the stock on the difference between the fair market value of the shares of Common Stock on the date of exercise and the amount realized on the subsequent sale. The Company will be allowed an income tax deduction for the amount recognized as ordinary income by the Optionee.

    STOCK APPRECIATION RIGHTS. Cash amounts received by the Optionee upon the exercise of a stock appreciation right are taxed at ordinary income tax rates when received. An equivalent amount may be deducted at such time by the Company.

    LIMITED RIGHTS. Cash amounts received by the Optionee upon the exercise of a limited right are taxed at ordinary income tax rates when received and are deductible by the Company to the extent such amounts are included in an Optionee's income. However, certain amounts received by the Optionee upon the exercise of a limited right may be deemed "excess parachute payments" (within the meaning of Section 28OG of the Code) and to such extent would cause the Optionee to become liable for an additional 20% excise tax payable by the Optionee. Amounts that are deemed excess parachute payments are not deductible by the Company.

SHAREHOLDER APPROVAL

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to adopt the Plan, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 3 ON PROXY CARD)

    The Board of Directors selects the Company's independent accountants on an annual basis for each ensuing fiscal year to serve at the discretion of the Board of Directors. The Board of Directors, upon the recommendation of the Audit Committee, has selected Ohrlings Coopers & Lybrand, AB, as the Company's independent accountants for its 1999 fiscal year. Ohrlings Coopers & Lybrand, AB has audited the financial statements of the Company since fiscal year 1994, and the Board of Directors considers the firm to be well qualified. No representative of Ohrlings Coopers & Lybrand, AB will be present at the Annual Meeting.

    If a quorum is present or represented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Ohrlings Coopers & Lybrand, AB as the Company's independent auditors, provided that abstentions and shares held by brokers that are present or represented but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining the quorum but will have no effect on the vote.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated herein and in the Notice of 1998 Annual Meeting attached hereto. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board of Directors.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

    Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company (i) must be received by the Company at its offices no later than April 30, 1999, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

                               PROXY SOLICITATION

    In addition to soliciting shareholders by mail, the Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers, directors, and others, including professional proxy solicitors, to solicit proxies, personally or by telephone. The cost of soliciting proxies will be borne by the Company.

                                         By Order of the Board of Directors,

                                         Marvin S. Robinson,
                                         SECRETARY

                                                                       EXHIBIT A

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                             1998 STOCK OPTION PLAN

                                   SECTION I
                                    PURPOSE

    The purpose of the Industri-Matematik International Corp. 1998 Stock Option Plan is to provide favorable opportunities for (a) certain selected employees and (b) certain selected non-employee members of the Board of Directors, consultants, and other advisors of Industri-Matematik International Corp. and its subsidiaries to purchase shares of Industri-Matematik International Corp. Common Stock in order to attract and retain individuals of exceptional skill and to provide an increased incentive for these individuals to contribute to the future success and prosperity of Industri-Matematik International Corp., thereby enhancing the value of the Common Stock for the benefit of shareholders.

                                   SECTION II
                          DEFINITIONS AND CONSTRUCTION

    2.1.  Terms used in this Stock Option Plan shall be defined as follows:

    Board shall mean the Board of Directors of IMIC.

    Cause shall mean, with respect to a non-employee Optionee, (a) the breach by the Optionee of any agreement between the Company and the Optionee, (b) willful and gross misconduct on the part of the Optionee that is materially and demonstrably detrimental to the Company, or (c) the commission by the Optionee of one or more acts which constitute an indictable crime under Federal, state, or local law, each as may be determined in good faith by written resolution adopted by a majority of the members of the Board at a meeting duly called and held for that purpose after reasonable notice to the Optionee and opportunity for the Optionee and his or her counsel to be heard.

    Change of Control shall mean: (a) Continuing Directors no longer constitute at least a majority of the Board; (b) any person or group of persons (as defined in Rule 13d-5 under the Exchange Act) through transactions not approved by the Continuing Directors who constitute a majority of the Board, become the beneficial owner, directly or indirectly, after the Effective Date of 40% or more of IMIC's then outstanding Common Stock (including Common Stock owned by such person or group of persons prior to the Effective Date); (c) the approval by IMIC's shareholders of the merger or consolidation of IMIC with any other corporation, the sale of substantially all of the assets of IMIC, or the liquidation or dissolution of IMIC unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute at least a majority of directors of the surviving corporation of such merger or consolidation and any parent (as such terms is defined in Rule 12b-2 under the Exchange Act) of such corporation, and such surviving corporation (and such parent, if any) shall have at least five directors; or (d) at least a majority, all of whom shall be Continuing Directors, of the directors in office immediately prior to any other action proposed to be taken by IMIC's shareholders or by the Board determines that such proposed action, if taken, would constitute a change of control of IMIC and such proposed action is thereafter taken.

    Change of Control Exercise Period shall mean the period during which a Limited Right may be exercised in accordance with Section 8.2.

    Change of Control Price shall mean the higher of (i) the highest price per share of Common Stock paid or offered in any transaction related to a Change of Control of IMIC or (ii) the highest Fair Market Value per share of Common Stock at any time during the 60-day period preceding a Change of Control.

    Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

    Committee shall mean the Compensation Committee appointed by the Board to administer the Plan which shall be composed of at least two persons.

    Common Stock shall mean the Common Stock, $.01 par value, of IMIC.

    Company shall mean Industri-Matematik International Corp. and its Subsidiaries.

    Continuing Director shall mean any individual who is a member of the Board on August 19, 1998, or is designated (before such person's initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

    Disability shall mean disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

    Effective Date shall mean August 19, 1998.

    Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

    Exercise Price shall mean the price of a share of Common Stock payable by the Optionee on exercise of an Option.

    Fair Market Value on a specified day shall mean, if the Common Stock is publicly traded, the reported closing price on that day, or if there was no sale of Common Stock reported on that day, then the reported closing price on the next preceding day on which there was such a sale, but if the Common Stock is not publicly traded, the Committee shall make a good faith determination of Fair Market Value.

    IMIC shall mean Industri-Matematik International Corp.

    ISO shall mean an incentive stock option within the meaning of Section 422 of the Code.

    Limited Right shall mean the right pursuant to an award granted under
Section 8.1 to surrender to IMIC all or a portion of an Option in accordance with Section 8.2.

    Non-ISO shall mean a stock option which is not an ISO.

    Option shall mean a stock option granted under the Plan.

    Optionee shall mean an individual who has been granted one or more Options.

    Parent Corporation shall mean a parent corporation as defined in Section 424(e) of the Code.

    Plan shall mean this Industri-Matematik International Corp. 1998 Stock Option Plan.

    Retirement shall mean retirement on or after age 65 or, with the advance consent of the Committee, at an earlier age.

    Securities Act shall mean the Securities Act of 1933, as amended from time to time.

    Stock Appreciation Right shall mean a right to receive cash or Common Stock upon the exercise of an Option in accordance with Section 6.7.

    Subsidiary shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

    Termination Date shall mean the last day on which an Option may be exercised, which date shall be fixed by the Committee but which shall not be later than the day preceding the tenth anniversary of the date on which the Option is granted.

    Termination for Cause shall mean, with respect to an employee Optionee, a termination by the Company of his employment (a) based upon the Company's determination that (i) the Optionee has breached any agreement between the Company and the Optionee, (ii) the Optionee has willfully acted in a manner that is materially and demonstrably detrimental to the Company, (iii) the Optionee has materially failed to perform the duties or carry out the responsibilities assigned to him, or (iv) the Optionee committed one or more acts which constitute an indictable crime under Federal, state, or local law, or (b) for any other reason that the Company considers to be cause.

    2.2. When used in this Plan, unless the context clearly indicates to the contrary, (a) the masculine gender shall include the feminine and neuter genders, (b) the feminine gender shall include the masculine and neuter genders,
(c) the neuter gender shall include the masculine and feminine genders, (d) the singular shall include the plural, and (e) if a defined term is intended, it shall be capitalized.

                                  SECTION III
                                 ADMINISTRATION

    3.1. Except as otherwise provided in the Plan, and subject to the provisions of Section 3.2, the Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan including the delegation of administrative responsibilities which it believes reasonable and proper.

    3.2. Subject to the provisions of the Plan and/or a specific direction from the Board, the Committee shall establish the policies and criteria pursuant to which it shall grant Options and administer the Plan and, in its discretion, shall determine which employees of the Company and/or members of the Board, consultants, or other advisors shall be granted Options, the number of shares covered by such Options, and the terms and conditions of the Options. If authorized by the Board, the Committee may delegate to an individual member of the Committee or an officer of the Company the discretion to determine, in accordance with guidelines established by the Board, which employees of the Company and/or members of the Board, consultants, or other advisors shall be granted options, the number of shares covered by any such Options, and the terms and conditions of the Options.

    3.3. The Committee may at any time, with the consent of the Optionee, in its sole discretion cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of shares of Common Stock and at a lower Exercise Price.

    3.4. Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   SECTION IV
                           SHARES SUBJECT TO THE PLAN

    4.1. The total number of shares of Common Stock available for grants of Options under the Plan shall be 3,000,000, subject to adjustment in accordance with Section IX. These shares may be either authorized and unissued or reacquired shares of Common Stock. If an Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. An Option or portion thereof exercised through the exercise of a Stock Appreciation Right pursuant to Section 6.7 or related to a Limited Right exercised pursuant to Section VIII shall be treated, for the purposes of this
Section IV, as though the Option or portion thereof had been exercised through the purchase of Common Stock with the result that the shares of Common Stock subject to the Option or portion thereof that was so exercised shall not be available for future grants of Options.

                                   SECTION V
                                  ELIGIBILITY

    5.1. Options may be granted to employees of the Company or to persons who have been engaged to become employees of the Company. Such Optionees will comprise, in general, employees who contribute or who are expected to contribute to the management, direction, and overall success of the Company.

    5.2. Options also may be granted to members of the Board, consultants, and other advisors who are not employees of the Company. Such Optionees will comprise, in general, those who, while not employees of the Company, have an ongoing relationship with the Company and make or who are expected to make significant contributions to the overall success of the Company.

                                   SECTION VI
                                TERMS OF OPTIONS

        6.1.a. All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Exercise Price, and the Termination Date. Those Options that comply with the requirements for an ISO set forth in Section 422 of the Code and that the Committee wishes to designate as an ISO shall be ISOs, and all other Options (including any Option that would otherwise qualify as an ISO but which the Committee designates as an Non-ISO) shall be Non-ISOs. Only Non-ISOs shall be granted to any Optionee who is not an employee of the Company on the date the Option is granted.

        6.1.b. The written agreement referred to in Section 6.1.a also shall provide that unless the shares of Common Stock acquired on the exercise of the Option are then currently registered under the Securities Act, if counsel to IMIC advises that the same is required, prior to delivery of the shares acquired upon the exercise of the Option the Optionee shall agree to hold such shares for investment only and not with a view to resale or distribution thereof to the public, and such Optionee shall deliver to IMIC a letter to that effect in a form specified by counsel to IMIC together with any additional documents specified by counsel. In the event that issuance of shares of Common Stock on exercise of the Option is subject to laws, rules, and/or regulations of a jurisdiction other than the United States of America, the Optionee simultaneously shall comply with the requirements of counsel to IMIC to satisfy the same.

    6.2. The Exercise Price for an ISO shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

        6.3.a. The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee also may amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date.

        6.3.b. Notwithstanding any contrary provisions of Section 6.3.a, upon a Change of Control (i) each Option or portion thereof which, by its terms, is not yet exercisable shall vest and become exercisable in full and (ii) each Option which has a Termination Date falling within 90 days after a Change of Control shall have its Termination Date extended until the earlier of the 90th day after the Change of Control or the day before the 10th anniversary of the date such Option was granted.

    6.4. Notwithstanding any contrary provisions of Sections 6.2 and 6.3.a, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of IMIC or of any of its Subsidiaries or its Parent, if any, unless (a) the Exercise Price under such Option is at least 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the 5th anniversary of the date on which the Option is granted.

    6.5. An Option or portion thereof shall be exercised by delivery of a written notice of exercise to IMIC and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. Payment of the price of Common Stock purchased pursuant to an Option or portion thereof, subject to the provisions of Section 6.6, shall be made as follows:

        6.5.a. In United States dollars in cash or by check, bank draft, or money order payable to the order of IMIC, by wire transfer to an account designated by IMIC, or by such other payment method as the Committee, in its discretion, may authorize;

        6.5.b. Through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Exercise Price; or

        6.5.c. By any combination of the above methods of payment. The Committee also may permit a participant to pay the Exercise Price by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option on condition that such third party remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise as required by Section 6.6. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

    6.6. IMIC, in its discretion, may require an Optionee to pay to IMIC at the time of exercise the amount that IMIC deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, an Optionee may make a written election to have shares of Common Stock withheld by IMIC from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The approval of any such election by an Optionee shall be at the sole discretion of the Committee. Where the exercise of an Option does not give rise to an obligation to withhold income taxes on the date of exercise, IMIC, in its discretion, may require an Optionee to place shares of Common Stock purchased under the Option in escrow for the benefit of IMIC until such time as income tax withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option. At such time, IMIC in its discretion may require an Optionee to pay to IMIC the amount that IMIC deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise of the Option, in which case the shares of Common Stock will be released from escrow to the Optionee. Alternatively, subject to acceptance by the Committee, in its sole discretion, an Optionee may make a written election to have shares of Common Stock held in escrow released from escrow and applied toward IMIC's obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise of the Option based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares toward IMIC's withholding obligation, any shares of Common Stock held in escrow and, in the judgment of the Committee, not necessary to satisfy such obligation shall be released from escrow to the Optionee.

    6.7. At or after the grant of an Option, the Committee, in its discretion, may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. A Stock Appreciation Right is a right to receive, upon exercise of an Option or any portion thereof, in the Committee's sole discretion, an amount of cash equal to, and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Exercise Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchase of shares of Common Stock at the Exercise Price, provided that (a) such Option or portion thereof has been designated by the Committee as exercisable in this alternative manner, (b) such Option or portion thereof is otherwise exercisable, and (c) the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Exercise Price.

    6.8. Each Option, during the Optionee's lifetime, shall be exercisable only by the Optionee, and neither it nor any right under the Plan shall be transferable otherwise than by Will or the laws of descent and distribution or be subject to attachment, execution, or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of an Option or of any right under the Plan, except as provided for in the Plan, or in the event of any levy or any attachment, execution, or similar process upon the rights or interest conferred by the Plan, IMIC may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

        6.9.a. If a Termination for Cause of an Optionee's employment occurs, each Option held by such Optionee together with all rights under the Plan shall terminate on the date of termination of employment to the extent not previously exercised.

        6.9.b. If a non-employee Optionee engages in conduct which constitutes Cause, each Option held by such Optionee together with all rights under the Plan shall terminate on the date the Board determines that the Optionee has engaged in such conduct constituting Cause to the extent not previously exercised.

    6.10. If an Optionee's employment with the Company terminates for any reason other than as a result of a Termination for Cause, or if a non-employee Optionee shall cease to have an ongoing relationship with the Company as a member of the Board, consultant, or other advisor for any reason other than for Cause, each Option held by such Optionee shall remain exercisable, to the extent it was exercisable at the time of termination of employment or cessation of ongoing relationship, until the earliest of:

        6.10.a.  The Termination Date of such Option;

        6.10.b. The death of the Optionee, or such later date not more than six months after the death of the Optionee as provided in Section 6.11;

        6.10.c. Two months after the date of termination of the Optionee's employment or the date of cessation of ongoing relationship by reason of Retirement;

        6.10.d. Six months after the date of termination of the Optionee's employment or the date of cessation of ongoing relationship by reason of Disability;

        6.10.e. Two months after the date of the termination by the Company of the Optionee's employment other than as a result of a Termination for Cause or the date of cessation of ongoing relationship other than for Cause; or

        6.10.f. One month after the date of the termination by the Optionee of the Optionee's employment or the date of cessation of ongoing relationship other than by reason of Retirement, Disability, or death.

After such date all Options shall terminate, together with all rights under the Plan, to the extent not previously exercised.

    6.11. In the event of the death of an Optionee while employed by the Company or in an ongoing relationship with the Company, an Option may be exercised at any time or from time to time prior to the earlier of the Termination Date and a date six months after the date of the Optionee's death by the person or persons to whom the Optionee's rights under each Option shall pass by Will or by the applicable laws of descent and distribution to the extent that the Optionee was entitled to exercise it on the date of the Optionee's death. In the event of the death of an Optionee no longer employed by the Company or no longer in an on-going relationship with the Company while entitled to exercise an Option pursuant to Section 6.10, the Committee, in its discretion, may permit such Option to be exercised at any time or from time to time prior to the Termination Date during a period of up to six months from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by Will or by the applicable laws of descent and distribution to the extent that the Option was exercisable at the time of cessation of the Optionee's employment or service as a member of the Board, consultant, or other advisor. Any person or persons to whom an Optionee's rights under an Option have passed by Will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

    6.12. Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the Common Stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify IMIC of such disposition and of the amount realized upon such disposition.

                                  SECTION VII
                          LIMITATION ON GRANTS OF ISOS

    7.1. To the extent the aggregate Fair Market Value of the Common Stock subject to an Option which is exercisable for the first time during any one calendar year by an employee exceeds $100,000, such excess portion of the Option may not be treated as an ISO.

                                  SECTION VIII
                                 LIMITED RIGHTS

        8.1.a. Limited Rights may be granted by the Committee in conjunction with all or any portion of any Option granted under the Plan and such rights may be granted either at or after the time of the grant of such Option.

        8.1.b. Limited Rights or any applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination of the related Option. Upon the exercise of an Option, the related Limited Right shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Option is exercised.

        8.1.c. A Limited Right related to an Option may be exercised by an Optionee, in accordance with Section 8.2, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in Section 8.2.

    8.2. Limited Rights shall be subject to such terms and conditions not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee or the Board, including the following:

        8.2.a. Limited Rights can only be exercised within the Change of Control Exercise Period, which is the 30-day period following a Change of Control, and will become fully exercisable, if not already fully exercisable, upon the Change of Control, provided that any Limited Right shall not exercisable by any Optionee who is subject to Section 16(b) of the Exchange Act during the first 6 months of the date of grant of a Limited Right. In the event a Change of Control shall occur within 6 months of the date of grant of a Limited Right to an Optionee who is subject to Section 16(b) of the Exchange Act, the Change of Control Exercise Period for such Optionee shall be deemed to commence on the first day following such 6 month period.

        8.2.b. Upon the exercise of a Limited Right related to an Option, an Optionee shall be entitled to receive an amount in cash equal in value to the excess of the Change of Control Price over the Option Price specified in the related Option, such excess to be multiplied by the number of shares of Common Stock in respect of which the Limited Right shall have been exercised.

        8.2.c. Limited Rights shall be transferable only at such time or times and to the extent that the underlying Option would be transferable under Section 6.8.

                                   SECTION IX
                                  ADJUSTMENTS

    9.1.  If (a) IMIC shall at any time be involved in a transaction to which
Section 424(a) of the Code is applicable, (b) IMIC shall declare a dividend payable in, or shall subdivide or combine, its Common Stock, or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee may take any such action as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section IV shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Section IX shall be conclusive and binding upon each Optionee.

                                   SECTION X
                       AMENDMENT AND TERMINATION OF PLAN

    10.1. The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided that no such amendment shall be made which would, without approval of the shareholders of IMIC:

        10.1.a. Materially modify the eligibility requirements for receiving Options;

        10.1.b. Materially increase the total number of shares of Common Stock which may be issued pursuant to Options, except as provided in Section IX; or

        10.1.c. Materially increase in any way the benefits accruing to Optionees.

    10.2. No amendment, suspension, or termination of this Plan, without the Optionee's consent, shall alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

                                   SECTION XI
                        GOVERNMENT AND OTHER REGULATIONS

    11.1. The obligation of IMIC to issue, or transfer and deliver, shares for Options exercised under the Plan or to deliver cash upon exercise of a Limited Right or with respect to a Stock Appreciation Right, shall be subject to all applicable laws, regulations, rules, orders, and approvals which shall then be in effect and required by governmental entities and/or any national securities exchange on which Common Stock may be traded or listed.

                                  SECTION XII
                            MISCELLANEOUS PROVISIONS

    12.1. The right of the Company to terminate (whether by dismissal, discharge, retirement, or otherwise) the Optionee's employment or service as a member of the Board, consultant, or other advisor at any time at will or as otherwise provided by any agreement between the Company and the Optionee is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any of the rights of a shareholder with respect to the shares subject to each Option except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

    12.2.  All expenses of administering the Plan shall be borne by IMIC.

    12.3. Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of IMIC except that any stock received or withheld in payment may be canceled, retired, or retained in IMIC's treasury and reissued.

    12.4. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by IMIC against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by IMIC) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of wilful misconduct or bad faith, provided that upon the institution of any such action, suit, or proceeding, a Committee or Board member, in writing, shall give IMIC notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

                                  SECTION XIII
                    SHAREHOLDER APPROVAL AND EFFECTIVE DATE

    13.1. The Plan shall become effective upon adoption by the Board. However, if the Plan is not approved within one year after the Plan is adopted by the Board by the vote at a meeting of the shareholders of IMIC at which a quorum is present by the holders of a majority of the shares voting at that meeting, the Plan and all Options shall terminate at the time of that meeting of shareholders, or, if no such meeting is held, after the passage of one year from the date the Plan was adopted by the Board. Options may not be granted under the Plan after the day before the 10th anniversary of adoption by the Board.

                                     PROXY

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stig G. Durlow and Marvin S. Robinson, or either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Industri-Matematik International Corp., to be held at the Grand Hyatt New York, Park Avenue and Grand Central Station, New York, New York, on Friday, October 9, 1998, at 2:00 p.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated August 28, 1998, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE SHAREHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR SUCH PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE                                                         SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

     Please mark
/X/  votes as in
     this example.

   PLEASE COMPLETE, DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

   1. Election of Directors.                                                                          FOR     AGAINST     ABSTAIN
      Nominee: Stig G. Durlow, Jeffrey A. Harris,          2. To approve the Industri-Matematik       / /       / /         / /
      William H. Janeway, Martin Leimdorfer, and              International Corp. 1998 Stock
      Geoffrey W. Squire                                      Option Plan.

              FOR ALL     WITHHELD FROM ALL                3. To ratify the selection of Ohrlings,    / /       / /         / /
                / /              / /                          Coopers & Lybrand, AB as independent
                                                              public accountants for the fiscal
                                                              year ending April 30, 1999.
      / /
          ----------------------------------               4. To transact such other business as
      FOR ALL NOMINEES EXCEPT AS NOTED ABOVE                  may properly come before the meeting.


                                                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     / /

                                                              Please sign exactly as your name of names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.


Signature:_________________________________ Date:____________ Signature:__________________________________ Date:____________